EXHIBIT 99.1

Monroe Capital Corporation BDC Announces Strong Third Quarter Financial Results

CHICAGO, IL, November 7, 2016 -- Monroe Capital Corporation (Nasdaq: MRCC) (“Monroe”) today announced its financial results for the third quarter ended September 30, 2016.

Except where the context suggests otherwise, the terms “Monroe,” “we,” “us,” “our,” and “Company” refer to Monroe Capital Corporation.

Third Quarter 2016 Financial Highlights

•	Net investment income of $5.6 million, or $0.36 per share

•	Adjusted Net Investment Income (a non-GAAP measure described below) of $5.8 million, or $0.37 per share

•	Net increase in net assets resulting from operations of $3.6 million, or $0.23 per share
•	Net asset value (“NAV”) of $239.1 million, or $14.42 per share

•	Completed secondary offering totaling $52.6 million in proceeds, net of underwriting and issuance costs

•	Paid quarterly dividend of $0.35 per share on September 30, 2016

Chief Executive Officer Theodore L. Koenig commented, “We are pleased to report another quarter of strong earnings for the third quarter of 2016, with Adjusted Net Investment Income of $0.37 per share, covering our dividend of $0.35 per share. During the quarter we completed an accretive equity capital raise which generated net proceeds of approximately $53 million. We are pleased that we were able to continue to cover our dividend even when considering the timing lag associated with putting the new equity capital to work. This additional equity capital, combined with our recent approval for $75.0 million in additional SBA-guaranteed debentures, will allow us to profitably grow our portfolio and continue to create long term value for our shareholders.”

Monroe Capital Corporation is the business development company affiliate of the award winning private debt investment firm and lender, Monroe Capital LLC.

Selected Financial Highlights

(in thousands, except per share data)

	September 30, 2016	June 30, 2016
Consolidated Statements of Assets and Liabilities data:	(unaudited)	(unaudited)
Investments, at fair value	$376,656	$342,808
Total assets	$387,410	$359,050
Net asset value	$239,087	$188,650
Net asset value per share	$14.42	$14.50

	For the quarter ended
	September 30, 2016	June 30, 2016
Consolidated Statements of Operations data:	(unaudited)
Net investment income	$5,583	$5,759
Adjusted net investment income (1)	$5,787	$5,663
Net gain (loss) on investments and secured borrowings	$(1,971)	$(482)
Net increase in net assets resulting from operations	$3,612	$5,277

Per share data:
Net investment income	$0.36	$0.44
Adjusted net investment income (1)	$0.37	$0.43
Net gain (loss) on investments and secured borrowings	$(0.13)	$(0.04)
Net increase in net assets resulting from operations	$0.23	$0.41

________

(1)	See Non-GAAP Financial Measure – Adjusted Net Investment Income below for a detailed description of this non-GAAP measure and a reconciliation from net investment income to Adjusted Net Investment Income. The Company uses this non-GAAP financial measure internally in analyzing financial results and believes that this non-GAAP financial measure is useful to investors as an additional tool to evaluate ongoing results and trends for the Company.

Portfolio Review

The Company had debt and equity investments in 62 portfolio companies, with a total fair value of $376.7 million, as of September 30, 2016 as compared to debt and equity investments in 55 portfolio companies, with a total fair value of $342.8 million, as of June 30, 2016. The Company’s portfolio consists primarily of first lien loans, representing 77.7% of the portfolio as of September 30, 2016 and 74.3% of the portfolio as of June 30, 2016. As of September 30, 2016, the weighted average contractual and effective yield on the Company’s investments was 9.7%, as compared to the weighted average contractual and effective yield of 9.8% as of June 30, 2016. Portfolio yield is calculated only on the portion of the portfolio that has a contractual coupon and therefore does not account for dividends on equity investments (other than preferred equity).

Financial Review

Net investment income for the quarter ended September 30, 2016 totaled $5.6 million, or $0.36 per share, compared to $5.8 million, or $0.44 per share, for the quarter ended June 30, 2016. Adjusted Net Investment Income was $5.8 million, or $0.37 per share, for the quarter ended September 30, 2016, compared to $5.7 million, or $0.43 per share, for the quarter ended June 30, 2016. Total investment income was flat as compared to the prior quarter, with an increase in dividend income from one of the Company’s LLC equity investments being offset by a decrease in fee income during the period. The Company began putting the proceeds of its recent equity capital raise to work during the quarter; however these new investments did not materially contribute to investment income during the period as most of the new investment activity occurred late in the quarter. Total expenses increased slightly as compared to the prior quarter. This increase was primarily the result of an increase in the accrual for excise taxes, partially offset by a reduction in interest expense on the Company’s revolving credit facility as proceeds from the capital raise were initially applied to repay the revolving credit facility. The Company believes that Adjusted Net Investment Income is a consistent measure of the Company’s earnings – see Non-GAAP Financial Measure – Adjusted Net Investment Income discussion below.

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Net gain (loss) on investments and secured borrowings was ($2.0) million for the quarter ended September 30, 2016, compared to ($0.5) million for the quarter ended June 30, 2016. The net loss on investments and secured borrowings during the quarter ended September 30, 2016 was primarily the result of net unrealized mark-to-market losses on investments in the portfolio during the quarter.

Net increase in net assets resulting from operations was $3.6 million, or $0.23 per share, for the quarter ended September 30, 2016, compared to $5.3 million, or $0.41 per share, for the quarter ended June 30, 2016. This decrease is primarily the result of net unrealized mark-to-market losses on investments during the quarter as net investment income declined only slightly as compared to the prior quarter. The Company’s NAV decreased on a per share basis to $14.42 per share at September 30, 2016 from $14.50 per share at June 30, 2016. This decrease in NAV per share was primarily driven by mark-to-market losses on investments in the quarter, partially offset by net investment income in excess of the dividend and the accretive capital raise during the quarter.

Liquidity and Capital Resources

At September 30, 2016, the Company had $6.0 million in cash, $2.2 million in restricted cash at Monroe Capital Corporation SBIC LP (“MRCC SBIC,” the Company’s wholly-owned SBIC subsidiary), $104.5 million of total debt outstanding on its revolving credit facility and $40.0 million in outstanding Small Business Administration (“SBA”) debentures. As of September 30, 2016, the Company had $55.5 million available for additional borrowings on its revolving credit facility and $75.0 million in available SBA-guaranteed debentures.

SBIC Subsidiary

As of September 30, 2016, MRCC SBIC had $60.0 million in regulatory capital, $20.0 million in leveragable capital and cash and investments at fair value of $2.2 million and $64.9 million, respectively. Additionally, MRCC SBIC had $40.0 million in SBA-guaranteed debentures outstanding.

On April 13, 2016 MRCC SBIC was approved by the SBA for $75.0 million in additional SBA-guaranteed debentures. In order for MRCC SBIC to gain access to the entirety of the $75.0 million in SBA-guaranteed debentures, the Company would be required to contribute to MRCC SBIC an additional $37.5 million in leveragable capital. These additional SBA-guaranteed debentures will allow MRCC to continue to grow its investment portfolio, even in a period where raising equity capital in the public markets is difficult. The SBA-guaranteed debentures are long-term, fixed rate financing with the advantage of being excluded from the Company’s 200% asset coverage test under the Investment Company Act of 1940.

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Non-GAAP Financial Measure – Adjusted Net Investment Income

On a supplemental basis, the Company discloses Adjusted Net Investment Income (including on a per share basis) which is a financial measure that is calculated and presented on a basis of methodology other than in accordance with generally accepted accounting principles of the United States of America (“non-GAAP”). Adjusted Net Investment Income represents net investment income, excluding the net capital gains incentive fee and excise taxes. The Company uses this non-GAAP financial measure internally in analyzing financial results and believes that this non-GAAP financial measure is useful to investors as an additional tool to evaluate ongoing results and trends for the Company. The management agreement with the Company’s advisor provides that a capital gains incentive fee is determined and paid annually with respect to realized capital gains (but not unrealized capital gains) to the extent such realized capital gains exceed realized and unrealized capital losses for such year. Management believes that Adjusted Net Investment Income is a useful indicator of operations exclusive of any net capital gains incentive fee as net investment income does not include gains associated with the capital gains incentive fee.

The following table provides a reconciliation from net investment income (the most comparable GAAP measure) to Adjusted Net Investment Income for the periods presented:

	For the quarter ended
	September 30, 2016		June 30, 2016
	Amount	Per Share Amount	Amount	Per Share Amount
	(in thousands, except per share data)
Net investment income	$5,583	$0.36	$5,759	$0.44
Net capital gains incentive fee	(138)	(0.01)	(96)	(0.01)
Excise taxes	342	0.02	-	-
Adjusted Net Investment Income	$5,787	$0.37	$5,663	$0.43

Adjusted Net Investment Income may not be comparable to similar measures presented by other companies, as it is a non-GAAP financial measure that is not based on a comprehensive set of accounting rules or principles and therefore may be defined differently by other companies. In addition, Adjusted Net Investment Income should be considered in addition to, not as a substitute for, or superior to, financial measures determined in accordance with GAAP.

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Third Quarter 2016 Financial Results Conference Call

The Company will host a webcast and conference call to discuss these operating and financial results on Tuesday, November 8, 2016 at 12:00 pm ET. The webcast will be hosted on a webcast link located in the Investor Relations section of the Company’s website at http://ir.monroebdc.com/events.cfm. To participate in the conference call, please dial (877) 312-8807 approximately 10 minutes prior to the call. Please reference conference ID #4541915.

For those unable to listen to the live broadcast, the webcast will be available for replay on the Company’s website approximately two hours after the event.

For a more detailed discussion of the financial and other information included in this press release, please also refer to the Company’s Form 10-Q for the quarter ended September 30, 2016 to be filed with the Securities and Exchange Commission (www.sec.gov) on November 7, 2016.

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MONROE CAPITAL CORPORATION
CONSOLIDATED STATEMENTS OF ASSETS AND LIABILITIES
(in thousands, except per share data)

	September 30, 2016	June 30, 2016
	(unaudited)
ASSETS
Investments, at fair value:
Non-controlled/non-affiliate company investments	$327,984	$293,578
Non-controlled affiliate company investments	42,423	41,880
Controlled affiliate company investments	6,249	7,350
Total investments, at fair value (amortized cost of: $379,150 and $343,454, respectively)	376,656	342,808
Cash	5,974	5,483
Restricted cash	2,241	8,139
Interest receivable	2,121	2,041
Other assets	418	579
Total assets	387,410	359,050

LIABILITIES
Debt:
Revolving credit facility	104,500	127,200
SBA debentures payable	40,000	40,000
Total debt	144,500	167,200
Less: Unamortized deferred financing costs	(3,883)	(4,037)
Total debt less unamortized deferred financing costs	140,617	163,163
Secured borrowings, at fair value (proceeds of: $1,632 and $2,258, respectively)	1,610	2,112
Payable for open trades	604	-
Interest payable	208	534
Management fees payable	1,594	1,504
Incentive fees payable	1,360	1,554
Accounts payable and accrued expenses	2,293	1,533
Directors fee payable	37	-
Total liabilities	148,323	170,400
Net assets	$239,087	$188,650

ANALYSIS OF NET ASSETS
Common stock, $0.001 par value, 100,000 shares authorized, 16,578, and 13,008
shares issued and outstanding, respectively	$17	$13
Capital in excess of par value	237,040	184,419
Undistributed net investment income (accumulated distributions in excess of net investment income)	4,502	4,719
Accumulated net unrealized appreciation (depreciation) on investments and secured borrowings	(2,472)	(501)
Total net assets	$239,087	$188,650
Net asset value per share	$14.42	$14.50

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MONROE CAPITAL CORPORATION
CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except share and per share data)

	For the quarter ended
	September 30, 2016	June 30, 2016
	(unaudited)
Investment income:
Interest income:
Non-controlled/non-affiliate company investments	$8,607	$8,965
Non-controlled affiliate company investments	1,117	1,092
Controlled affiliate company investments	20	10
Total interest income	9,744	10,067
Dividend income:
Non-controlled/non-affiliate company investments	251	250
Non-controlled affiliate company investments	1,133	801
Total dividend income	1,384	1,051
Total investment income	11,128	11,118

Operating expenses:
Interest and other debt financing expenses	1,523	1,773
Base management fees	1,594	1,504
Incentive fees	1,223	1,319
Professional fees	237	238
Administrative service fees	324	304
General and administrative expenses	265	182
Excise taxes	342	-
Directors fees	37	39
Total expenses	5,545	5,359
Net investment income	5,583	5,759

Net gain (loss) on investments and secured borrowings:
Net realized gain (loss) on investments:
Non-controlled/non-affiliate company investments	-	-
Net realized gain (loss) on investments	-	-

Net change in unrealized appreciation (depreciation) on investments:
Non-controlled/non-affiliate company investments	200	(261)
Non-controlled affiliate company investments	618	1,368
Controlled affiliate company investments	(2,666)	(1,648)
Net change in unrealized appreciation (depreciation) on investments	(1,848)	(541)

Net change in unrealized (appreciation) depreciation on secured borrowings	(123)	59

Net gain (loss) on investments and secured borrowings	(1,971)	(482)

Net increase (decrease) in net assets resulting from operations	$3,612	$5,277

Per common share data:
Net investment income per share - basic and diluted	$0.36	$0.44
Net increase in net assets resulting from operations per share - basic and diluted	$0.23	$0.41
Weighted average common shares outstanding - basic and diluted	15,559	13,008

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Additional Supplemental Information:

The composition of the Company’s investment income was as follows (dollars in thousands):

	For the quarter ended
	September 30, 2016	June 30, 2016

Interest income	$8,914	$8,930
Dividend income	1,384	1,051
Fee income	220	516
Prepayment gain (loss)	227	232
Accretion of discounts and amortization of premiums	383	389
Total investment income	$11,128	$11,118

The composition of the Company’s interest expense and other debt financing expenses was as follows (dollars in thousands):

	For the quarter ended
	September 30, 2016	June 30, 2016

Interest expense - revolving credit facility	$935	$1,188
Interest expense - SBA debentures	329	326
Amortization of deferred financing costs	222	199
Interest expense - secured borrowings	27	35
Other	10	25
Total interest and other debt financing expenses	$1,523	$1,773

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ABOUT MONROE CAPITAL CORPORATION
Monroe Capital Corporation is a publicly-traded specialty finance company that principally invests in senior, unitranche and junior secured debt and, to a lesser extent, unsecured debt and equity investments in middle-market companies. The Company’s investment objective is to maximize the total return to its stockholders in the form of current income and capital appreciation. The Company’s investment activities are managed by its investment adviser, Monroe Capital BDC Advisors, LLC, which is an investment adviser registered under the Investment Advisers Act of 1940, as amended, and an affiliate of Monroe Capital LLC. To learn more about Monroe Capital Corporation, visit www.monroebdc.com.

ABOUT MONROE CAPITAL LLC
Monroe Capital LLC is a provider of senior and junior debt and equity co-investments to middle-market companies in the U.S. and Canada. Investment types include unitranche financings, cash flow and enterprise value based loans, acquisition facilities, mezzanine debt, second lien or last-out loans and equity co-investments. Monroe Capital LLC prides itself on its flexible investment approach and its ability to close and fund transactions quickly. Monroe Capital LLC is committed to being a value-added and user-friendly partner to owners, senior management and private equity sponsors. Monroe has been recognized by Global M&A Network as the 2015, 2014 and 2013 Small Middle Markets Lender of the Year; Private Debt Investor as the 2015 Lower-Mid Market Lender of the Year, 2014 Senior Lender of the Year, and the 2013 Unitranche Lender of the Year; and the U.S. Small Business Administration as the 2015 Small Business Investment Company of the Year. To learn more about Monroe Capital LLC, visit www.monroecap.com.

FORWARD-LOOKING STATEMENTS
This press release may contain certain forward-looking statements. Any such statements, other than statements of historical fact, are likely to be affected by other unknowable future events and conditions, including elements of the future that are or are not under the Company’s control, and that the Company may or may not have considered; accordingly, such statements cannot be guarantees or assurances of any aspect of future performance. Actual developments and results are highly likely to vary materially from these estimates and projections of the future. Such statements speak only as of the time when made, and the Company undertakes no obligation to update any such statement now or in the future.

SOURCE:	Monroe Capital Corporation

Investor Contact:	Aaron D. Peck

Chief Investment Officer and Chief Financial Officer

Monroe Capital Corporation

(312) 523-2363

Email: apeck@monroecap.com

Media Contact:	Emily Stoermer

BackBay Communications

(617) 391-0801

Email: emily.stoermer@backbaycommunications.com

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